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                                CINCINNATI BELL INC.
                               1997 STOCK OPTION PLAN
                             FOR NON-EMPLOYEE DIRECTORS
                (As revised and restated effective February 1, 1999)

1.   PURPOSE.

     The 1997 Stock Option Plan for Non-Employee Directors (the "Plan") is intended to attract and retain the services of experienced and knowledgeable independent directors of Cincinnati Bell Inc. (the "Company") for the benefit of the Company and its shareholders and to provide additional incentive for such directors to continue to work for the best interest of the Company and its shareholders.

2.   SHARES SUBJECT TO THE PLAN.

     There are reserved for issuance upon the exercise of options granted under the Plan 1,368,721 Common Shares $1.00 par value, of the Company (the "Common Shares"). Such Common Shares may be authorized and unissued Common Shares or previously outstanding Common Shares then held in the Company's treasury. If any option granted under the Plan shall expire or terminate for any reason without having been exercised in full, the Common Shares subject thereto shall again be available for the purposes of issuance upon the exercise of options granted under the Plan.

3.   ADMINISTRATION,

     The Plan shall be administered by the Board of Directors of the Company (the "Board"). Subject to the express provisions of the Plan, the Board shall have authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the option grants and agreements (which shall comply with and be subject to the terms and conditions of the Plan) and to make all other determinations necessary or advisable for the administration of the Plan. The Board's determination of the matters referred to in this Paragraph 3 shall be conclusive.

4.   ELIGIBILITY.

     For purposes of the Plan, "Outside Director" means a member of the Board who is not an employee of the Company or a subsidiary of the Company. Each individual who first becomes an Outside Director on or after the effective date of the Plan shall automatically be granted an option to purchase 25,000 Common Shares on the first day of such individual's first term of office as an Outside Director. On the date of each annual meeting of the shareholders of the Company subsequent to the effective date of the Plan, each Outside Director who first became an Outside Director prior to such annual meeting and who will continue to serve as an Outside Director after such annual meeting shall automatically be granted an option to purchase 9,000 Common Shares.

     Only non-statutory stock options shall be granted under the Plan.



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5.   OPTION GRANTS.

     (a) The purchase price of the Common Shares under each option granted under the Plan shall be 100% of the Fair Market Value of the Common Shares on the date such option is granted. For purposes of the Plan, "Fair Market Value" shall be taken as the average (rounded to the next highest cent in the case of fractions of a cent) of the high and low sales prices of the Common Shares on the composite tape on the specified date or, if no Common Shares are traded on the specified date, on the next preceding date on which Common Shares are traded.

     (b) All options shall be exercisable on the date of grant. The term of each option shall be ten years from the date of grant, or such shorter period as is prescribed in Paragraphs 5(d) and 5(e). Except as provided in Paragraphs 5(c), 5(d) and 5(e), no option may be exercised at any time unless the holder is then a director of the Company.

     Upon exercise, the option price is to be paid in full in cash or, at the discretion of the Board, in Common Shares owned by the optionee having a Fair Market Value on the date of exercise equal to the aggregate option price or, at the discretion of the Board, in a combination of cash and Common Shares. Upon exercise of an option, the Company shall have the right to retain or sell without notice sufficient Common Shares to cover government withholding taxes or deductions, if any, as described in Paragraph 9.

     (c) For purposes of the Plan, "Retirement" means retirement from the Board either (i) after attaining age 68 or (ii) with the permission of the Board. In the event that an optionee shall cease to be a director because of Retirement, the optionee may exercise the option at any time during the remaining term of the option

     (d) In the event that an optionee shall cease to be a director of the Company, other than by reason of Retirement or death, the optionee may exercise the option during the six-month period following such termination, but not after the expiration of the option. In the event that the option is not exercised during the six-month period following termination, it shall expire at the end of such six-month period.

     (e) In the event of the death of a director to whom an option has been granted under the Plan, the option theretofore granted to the optionee may be exercised by a legatee or legatees of the optionee under the optionee's last will or by the optionee's personal representative or distributees at any time during the remaining term of the option.

     In the event that an optionee ceases to be a director other than by reason of Retirement and dies during the six-month period following such termination of service as a director, the option may be exercised by a legatee or legatees of the optionee under the optionee's last will, or by the optionee's personal representatives or distributees, at any time within a period of one year after the optionee's death, but not after expiration of the

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option.  In the event the option is not exercised during the one-year period after the optionee's death, it shall expire at the end of such one-year period.

     In the event that an optionee dies following Retirement, the option theretofore granted to the optionee may be exercised by the legatee or legatees of the optionee under the optionee's last will, or by the optionee's personal representatives or distributees, at any time during the remaining term of the option.

     (f) Nothing in the Plan or in any option granted pursuant to the Plan shall confer on any individual any right to continue as a director of the Company.

6.   TRANSFERABILITY AND SHAREHOLDER RIGHTS OF HOLDERS OF OPTIONS.

     No option granted under the Plan shall be transferable otherwise than by will or by the laws of descent and distribution, and an option may be exercised, during the lifetime of an optionee, only by the optionee. An optionee shall have none of the rights of a shareholder of the Company until the option has been exercised and the Common Shares subject to the option have been registered in the name of the optionee on the transfer books of the Company. Notwithstanding the foregoing, the Board, in its discretion, may permit transfers of options by gift or otherwise, subject to such terms and conditions as the Board may prescribe.

7.   ADJUSTMENTS UPON CHANGES IN CAPITALIZATION.

     Notwithstanding any other provisions of the Plan, the number and class of shares subject to the options and the option prices of options covered thereby shall be proportionately adjusted in the event of changes in the outstanding Common Shares by reason of stock dividends, stock splits, recapitalizations, mergers, consolidations, combinations or exchanges of shares, split-ups, split-off, spin-offs, liquidations or other similar changes in capitalization, or any distribution to common shareholders other than cash dividends and, in the event of any such change in the outstanding Common Shares, the aggregate number and class of shares available under the Plan and the number of shares as to which options may be granted shall be appropriately adjusted by the Board.

8.   AMENDMENT AND TERMINATION.

     Unless the Plan shall theretofore have been terminated as hereinafter provided, the Plan shall terminate on, and no awards of options shall be made after, the tenth anniversary of the effective date of the Plan; provided, however, that such termination shall have no effect on options granted prior thereto. The Plan may be terminated, modified or amended by the shareholders of the Company. The Board may also terminate the Plan or modify or amend the Plan in such respects as it shall deem advisable in order to conform to any change in any law or regulation applicable thereto, or in other respects which shall not change (i) the total number of shares as to which options may be granted, (ii) the class of persons eligible to receive options under the Plan, (iii) the manner of determining the option prices, (iv) the period during which


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options may be granted or exercised or (v) the provisions relating to the administration of the Plan by the Board.

9.   WITHHOLDING.

     Upon the issuance of Common Shares as a result of the exercise of an option, the Company shall have the right to retain or sell without notice sufficient Common Shares to cover the amount of any tax required by any government to be withheld or otherwise deducted and paid with respect to such Common Shares being issued, remitting any balance to the optionee; provided, however, that the optionee shall have the right to provide the Company with the funds to enable it to pay such tax.

10.  EFFECTIVENESS OF THE PLAN.

     The Plan shall become effective on the day following the date the Plan is approved by the vote of the holders of a majority of the outstanding Common Shares at a meeting of the shareholders. The Board may in its discretion authorize the granting of options which shall be expressly subject to the conditions that (i) the Common Shares reserved for issue under the Plan shall have been duly listed, upon official notice of issuance, upon each stock exchange in the United States upon which the Common Stock is traded and
(ii) a registration statement under the Securities Act of 1933 with respect to such shares shall have become effective.

11.  PREDECESSOR PLAN.

     The Plan is intended to supersede the Cincinnati Bell Inc. 1988 Stock Option Plan for Non-Employee Directors (the "1988 Plan") for all options granted on or after the effective date of the Plan. Options granted under the 1988 Plan which are outstanding on the effective date of the Plan will not be affected by the Plan, provided that the Board, in its discretion, may permit transfers by gift or otherwise of options granted under the 1988 Plan, subject to such terms and conditions as the Board may prescribe.


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